EXHIBIT 10.1
EXECUTION COPY

FIFTH AMENDMENT TO
AMENDED AND RESTATED CONSUMER CREDIT CARD PROGRAM
AGREEMENT
This Fifth Amendment (“Amendment Number Five”) dated as of April 6, 2015, to that certain Consumer Credit Card Program Agreement made as of December 6, 1999, as amended and restated as of November 5, 2009, and as amended as of October 29, 2010, January 30, 2013, October 11, 2013, and February 25, 2014, by and between J. C. PENNEY CORPORATION, INC., formerly known as J. C. Penney Company, Inc., a Delaware corporation, with its principal place of business at Plano, Texas, and SYNCHRONY BANK, assignee of Monogram Credit Card Bank of Georgia and formerly known as GE Capital Retail Bank and GE Money Bank, with its principal place of business at 170 W. Election Road, Draper, Utah 84020 (the “Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.
WITNESSETH:
WHEREAS, JCPenney and Bank desire to make certain changes to the Agreement to reflect certain modifications to the Program that the parties desire to implement.
NOW, THEREFORE, in consideration of the terms and conditions stated herein, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
I.    Additional Marketing Obligations. Schedule 2.6(b) to the Agreement is hereby deleted and replaced in its entirety with Schedule 2.6(b) attached hereto.
II.    Promotional Financing Programs. Bank and JCPenney hereby agree to the following changes to the promotional financing programs provisions of the Agreement.

A.	Section 2.7 of the Agreement is hereby amended by adding the following new paragraph:
“In addition to the foregoing, the parties shall have the rights and obligations set forth in Schedule 2.7.”

B.	Schedule 2.7, attached to this Amendment Number Five, shall be incorporated into the Agreement in its entirety.
III.    Growth Incentive Payments. Schedule 4.8 of the Agreement is hereby deleted and replaced in its entirety by Schedule 4.8 attached hereto.
IV.    Program Gain Share Payment. Schedule 4.10 of the Agreement is hereby amended as provided in Schedule 4.10 attached hereto.
V.    Effective Date. This Amendment Number Five shall become effective as of January 1, 2015.
VI.    Miscellaneous.
A.    The execution, delivery and performance of this Amendment Number Five has been duly authorized by all requisite corporate action on the part of JCPenney and Bank and upon execution by all parties, will constitute a legal and binding obligation of each thereof.
B.    The Agreement, as amended by this Amendment Number Five, constitutes the entire understanding of the parties with respect to the subject matter thereof. Except as expressly amended hereby, the terms and conditions of the Agreement shall continue and remain in full force and effect. In the event of any conflict between the Agreement and this Amendment Number Five, the terms and conditions of this Amendment Number Five shall govern.
C.    The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment Number Five and the consummation of the transactions contemplated hereby and thereby.
D.    This Amendment Number Five may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement. A facsimile or other electronic signature is as valid and binding as an original.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number Five as of the date set forth above.
J. C. PENNEY CORPORATION, INC.        SYNCHRONY BANK

By:    /s/ Michael D. Porter        By:    /s/ Tom Quindlen
Title:    VP and Treasurer        Title:    EVP and CEO Retail Card

1